Exhibit 10 (7)

                        AMENDMENT TO EMPLOYMENT AGREEMENT

      Amendment to the Employment Agreement, dated as of March 31, 2005, (this "Amendment"), between Vincent DeCrescenzo ("Employee") and Dialog Group, Inc., a Delaware corporation (the "Company").

Please make reference to an Employment Agreement, dated as of March 1, 2003, (the "Agreement"), between Vincent DeCrescenzo ("Employee") and Dialog Group, Inc., a Delaware corporation (the "Company").

            In consideration Six Million, Five Hundred Thousand shares of Company common stock and of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

      4. Compensation.

      4.1. Notwithstanding anything to the contrary in the Agreement, for the calendar year 2005, the Employee's annual base salary shall be $85,000 ("Base Salary"), payable in accordance with the Company's standard payroll practices but no less frequently than twice per month.

      4.2. The Employee hereby waves any bonus of Cost of Living increase for 2005.

      5. Confirmation.

      All the remaining terms of the Agreement are hereby affirmed

      6. Entire Agreement.

      This Amendment and the Agreement constitute the entire agreement between the parties with respect to Employee's employment by the Company, and there are no representations, warranties or commitments except as set forth herein. This Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto relating to the transactions contemplated by this Agreement.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                     DIALOG GROUP, INC.

                                     By: /s/ Peter V. DeCrescenzo
                                         --------------------------
                                         Peter DeCrescenzo, President and CEO

                                     EMPLOYEE

                                     By: /s/ Vincent DeCrescenzo, Sr.
                                         -----------------------------
                                         Name:  Vincent DeCrescenzo


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